                                                                   Exhibit 10.31

                       SEVERANCE AGREEMENT FOR THE KAISER
                 ALUMINUM & CHEMICAL CORPORATION SEVERANCE PLAN
                          (EFFECTIVE SEPTEMBER 3, 2002) (A)

         THIS AGREEMENT (the "Agreement") is made, effective as of the ____ day of ____________, 2002, between Kaiser Aluminum & Chemical Corporation, a
Delaware corporation (the "Company"), and _______________________________
(hereinafter called the "Participant").

                                R E C I T A L S:

         WHEREAS, the Company has adopted the Kaiser Aluminum & Chemical
Corporation Severance Plan (Effective September 3, 2002) (the "Plan"), which
Plan is incorporated herein by reference and made a part of this Agreement.
Capitalized terms not otherwise defined herein will have the same meanings as in the Plan; and

         WHEREAS, the Committee has determined that it would be in the best interests of the Company to grant the severance benefits provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

         NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

              1. Severance Benefits. If the Company terminates the Participant's employment without "Cause" (as defined below) (and other than as a result of the
Participant's death or disability) or the Participant terminates employment with
Good Reason (each, a "Qualifying Termination"), the Company or its successor shall:

              (a) make a payment to the Participant in an amount equal to the product of the Participant's Base Salary, multiplied by ___________________(B)
(the "Severance Amount"), payable as a lump sum as soon as practicable (but in no event later than 30 days) after the Qualifying Termination; and

              (b) continue to provide welfare benefits to the Participant under the Company's medical, dental, vision, life insurance and disability benefit plans for a period of ____________ (B) following the Participant's
Qualifying Termination; provided, however, that the Participant must continue to pay the monthly medical and life insurance contributions (if any) paid by active employees of the Company for this coverage to remain in effect. If the
Participant is unable to continue participating in the Company's benefit plans due to the provisions of the documents governing such plans or any other reason, the Company will reimburse the Participant for his expenses in obtaining comparable benefit coverage. Notwithstanding the foregoing, coverage under any qualified retirement plan and (except as otherwise required by law) coverage under any cafeteria plan, dependant care spending account or health care spending account will cease upon any termination of employment, whether or not a
Qualifying Termination. The Company may satisfy a portion of its obligations by reimbursing and/or paying the Participant's applicable COBRA premium with respect to any such plans. The Company may require the health benefit continuation period required under the continuation coverage requirements of
Section 4980B of the Internal Revenue Code of 1986, as amended, and Part 6 of
Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as
amended, to run concurrently with the benefit continuation period hereunder. The
Company's obligations under this clause (b) shall cease once the Participant is eligible for comparable coverage from a subsequent employer.

              (c) For purposes of this Agreement, "Cause" means (1) the
Participant's engaging in fraud, embezzlement, misconduct or any act of dishonesty with respect to the Company or its affiliates, (2) the Participant's habitual drug or alcohol use which impairs the ability of the Participant to perform his duties with the Company or its affiliates, (3) the Participant's indictment with respect to, conviction of, or plea of guilty or no contest to, any felony, or other comparable crime under applicable local law (except, in any event, for motor vehicle violations not involving personal injuries to third parties or driving while intoxicated), or the Participant's incarceration with respect to any of the foregoing that, in each case, impairs the Participant's ability to continue to perform his duties with the Company and its affiliates, or (4) the Participant's material breach of any written employment agreement or other agreement between the Company and the Participant, or of the Kaiser
Aluminum & Chemical Corporation Code of Business Conduct, or failure by the
Participant to substantially perform his or her duties for the Company which remains uncorrected or reoccurs after written notice has been delivered to the
Participant demanding substantial performance and the Participant has had a reasonable opportunity to correct such breach or failure to perform.

              2. Conditions to Receipt of Benefits. Notwithstanding any other provision of this Agreement:

              (a) The Company shall not be obligated to make any payment or provide any benefit under Section 1 hereof if either:

              (i) the Participant receives severance compensation or benefit continuation pursuant to the Kaiser Aluminum & Chemical Corporation
       Change in Control Severance Plan; or

              (ii) the Participant's employment with the Company is
       terminated for any reason other than a Qualifying Termination.

              (b) The Company shall not be obligated to make any payment or provide any benefit under Section 1 hereof unless the Participant executes a
Release Agreement, and thereby releases all current or future claims, known or unknown, arising on or before the date of the release against the Company, its subsidiaries and its officers, substantially in a form approved by the Company.

              (c) Upon execution of this Agreement, the Participant hereby waives the right to receive any payments under the Prior Plan and the Prior Plan shall be superceded by this Agreement and shall be of no further force or effect.

              3. No Right to Continued Employment. Neither the Plan nor this
Agreement will be construed as giving the Participant the right to be retained in the employ of the Company. Further, the Company may at any time dismiss the
Participant, free from any liability or any claim under the Plan or this
Agreement, except as otherwise expressly provided therein or herein.

              4. Transferability. The rights of the Participant hereunder may not, at any time, be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against the Company; provided that the designation of a beneficiary will not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer to heirs or legatees of the Participant will be effective to bind the Company unless the Committee will have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

              5. Withholding. The Company will deduct from each payment all applicable federal, state, local and other taxes required by law to be withheld with respect to such payments.

              6. Choice of Law. The interpretation, performance and enforcement of this Agreement will be governed by the laws of the State of Texas, without regard to principles of conflicts of law.

              7. Subject to Plan. By entering into this Agreement the
Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. This Agreement is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

              8. Confidentiality. Except as otherwise required by law or in connection with tax and personal planning and family matters, the Participant agrees to keep his participation in the Plan and the amount of any payments or benefits hereunder confidential.

              9. Signature in Counterparts. This Agreement may be signed in counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

              10. Complete Agreement. This Agreement embodies the complete agreement and understanding between the parties with respect to the subject matter hereof and effective as of its date supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral (including, without limitation, any award or agreement granted under the
Prior Plan), which may have related to the subject matter hereof in any way. The
Company and the Participant hereby agree that upon execution of this Agreement, any such prior agreements shall be superseded by this Agreement and such prior agreements shall be of no further force or effect.

              11. Restrictive Covenants.

              (a) Noncompetition; Nonsolicitation. For the ____(B) period following the termination of employment with the Company, the Participant agrees that he will not, without the prior written consent of the Company, which shall not unreasonably be withheld, directly or indirectly, whether as a principal, agent, employee, consultant, contractor, advisor, representative, stockholder
(other than as a holder of an interest of five percent (5%) or less in the equity of any corporation whose stock is traded on a public stock exchange), or in any other capacity:

                  (i) provide services, advice or assistance to any business, person or entity which competes with the Company directly, as a primary focus of its business, in the United States or in any other location in which the Company operates, in the manufacture, sale or delivery of any materials, products or services which constitute more than twenty percent (20%) of the Company's revenues in the prior twelve month period; or

                  (ii) intentionally entice, induce or solicit, or attempt to entice, induce or solicit, any individual or entity having a business relationship with the Company, whether as an employee, consultant, customer or otherwise, to terminate or cease such relationship.

By entering into this Agreement, the Participant acknowledges that these prohibitions are reasonable as to time, geographical area and scope of activity and do not impose a restriction greater than is necessary to protect the
Company's good will, proprietary information and business interests.

              (b) Confidentiality. The Participant shall keep secret and confidential and shall not disclose to any third party, in any fashion or for any purpose whatsoever, any information regarding the Company which is (i) not available to the general public, and/or (ii) not generally known outside the
Company, to which the Participant has or will have had access at any time during the course of his or her employment by the Company, including, without limitation, any information relating to: the Company's business or operations;
its plans, strategies, prospects or objectives; its products, technology,
Intellectual Property described in Subsection (g), processes or specifications;
its research and development operations or plans; its customers and customer lists; its manufacturing, distribution, sales, service, support and marketing practices and operations; its financial condition and results of operations; its operational strengths and weaknesses; and, its personnel and compensation policies and procedures. However, this provision shall not preclude the
Participant from providing truthful information to the extent required by subpoena, court order, search warrant or other legal process, provided that the
Participant immediately notifies the Company of such request in order to provide the Company an opportunity to object to such request in the appropriate forum and to obtain a ruling on such objection.

              (c) Cooperation. Upon termination of employment for any reason, the Participant shall fully cooperate with the Company in all matters relating to the winding up of his or her pending work on behalf of the Company and the orderly transfer of any such pending work to other employees of the Company as may be designated by the Company.

              (d) Enforcement. Any claim arising out of or relating to this
Agreement or the Participant's employment with the Company or the termination thereof, other than an action for injunctive relief as provided below, shall be resolved by confidential, final and binding arbitration conducted by Judicial
Arbitration and Mediation Services ("JAMS") to be held in Houston, Texas, under the then-existing JAMS rules, rather than by litigation in court, trial by jury, administrative proceeding, or in any other forum. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The Company shall promptly pay all costs and expenses, including without limitation reasonable attorneys' fees, incurred by the Participant or his/her beneficiaries in resolving any claim hereunder in which the Participant or his/her beneficiaries shall prevail. In all other cases the parties shall bear their own costs and expenses, except that the Participant shall pay all costs and expenses, including, without limitation, reasonable attorney's fees incurred by the Company in resolving such claim if the arbitrator(s) determine such claim to have been brought by the Participant (i) in bad faith or (ii)
without any reasonable basis. Notwithstanding the foregoing, the parties agree that any breach of Subsection (a) or (b) above is likely to cause irreparable injury to the Company and that damages for any breach of Subsections (a), (b) or
(g) are difficult to calculate. Therefore, upon breach of Subsections (a), (b)
or (g) hereof, the Company shall, at its election, be entitled to injunctive and other equitable relief from a court or such other relief or remedies, including damages, to which it may be entitled, and shall not be required to submit the matter to arbitration.

              (e) Return of Property. Upon termination of the Participant's employment for any reason, the Participant will return to the Company all property belonging to it, including without limitation, computer equipment, computer programs, cellular telephones, beepers or other property belonging to the Company, and documents, property and data of any nature and in any form, including electronic or magnetic form, reflecting any confidential information described in Subsection (b) above.

              (f) Disparagement. The Participant agrees not to make any
derogatory, unfavorable, negative or disparaging statements concerning the
Company and its affiliates, officers, directors, managers, employees or agents, or its and their business affairs or performance. This provision shall not be construed to limit the Participant's ability to give non-malicious and truthful testimony should the Participant be subpoenaed to do so by competent authority having jurisdiction.

              (g) Intellectual Property. For purposes of this Subsection (g), the term "Intellectual Property" means all inventions, creations, trade secrets, patents (utility or design) and other intellectual property relating to any programming, documentation, technology, material, product, service, idea, process, plan or strategy concerning the business or interests of the Company that the Participant conceives, develops or delivers to the Company, in whole or in part, at any time during his or her employment with the Company including, without limitation, all copyrights, inventions, discoveries and improvements, trademarks, designs and all other intellectual property rights. All such
Intellectual Property shall be considered work made for hire by the Participant and owned by the Company. The Participant agrees to perform, upon the request of the Company, during or after his or her employment, such acts as may be necessary or desirable to transfer, perfect and defend the Company's ownership and any resulting registrations of the Intellectual Property.

              (h) Blue Pencil. If, at any time, the provisions of this Section
11 shall be determined to be invalid or unenforceable under any applicable law, by reason of being vague or unreasonable as to area, duration or scope of activity, this Agreement shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter and the Participant and the Company agree that this
Agreement as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

              (i) Acknowledgement. PARTICIPANT ACKNOWLEDGES THAT HE HAS
CAREFULLY READ THIS SECTION 11 AND HAS HAD THE OPPORTUNITY TO REVIEW ITS
PROVISIONS WITH ANY ADVISORS AS HE CONSIDERED NECESSARY AND THAT PARTICIPANT
UNDERSTANDS THIS AGREEMENT'S CONTENTS AND SIGNIFIES SUCH UNDERSTANDING AND
AGREEMENT BY SIGNING BELOW.

              IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the ____ day of ____________, 2002.

                                      Kaiser Aluminum & Chemical Corporation

                                      By:
                                      Name:
                                      Title:

                                      Participant

(A)   Form of Severance Agreement entered into as of September 3, 2002 with executive officers of KAC and KACC, other than Joseph A. Bonn and John T.
      La Duc.

(B)   For Jack A. Hockema, Edward F. Houff and Harvey L. Perry, the multiplier in Section 1(a) is two, the period of continued coverage in Section
      1(b) is two years, and the non-solicitation/non-competition period in
      Section 11(a) is one year.